UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2012

SKM Media Corp.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-177329	27-4577397
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6001 Broken Sound, N. W. Suite 510 Boca Raton, FL 33487
Address of Principal Executive Offices

Registrant’s telephone number, including area code: (561) 404-1040

(Former Name or Former Address, if Changed Since Last Report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01          Changes in Registrant's Certifying Accountant

(a)          Termination of Kabani & Company, Inc.

(i)          Effective June 5, 2012, SKM Media Corp. (the “Company”) terminated Kabani & Company, Inc. (“Kabani”) as its principal independent registered public accounting firm. The decision to terminate Kabani was approved by the Company’s board of directors.

(ii)        The report of Kabani on the Company’s financial statements for the years ended December 31, 2010 and December 31, 2011, did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope or accounting principles.

(iii)       During the years ended December 31, 2011 and 2010 and during the subsequent period through to the date of Kabani’s' termination, there were no disagreements between the Company and Kabani, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Kabani, would have caused Kabani to make reference thereto in its report on the Company’s audited financial statements. In connection with the audits of the years ended December 31, 2011 and 2010 and the subsequent interim period through June 5, 2012, there have been no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

(iv)       The Company provided Kabani with a copy of this Current Report on Form 8-K and has requested that Kabani furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not Kabani agrees with the statements made in this Current Report on Form 8-K with respect to Kabani and, if not, stating the aspects with which they do not agree.  The Company has received the requested letter from Kabani wherein they have confirmed their agreement to the Company’s disclosures in this Current Report with respect to Kabani.  A copy of Kabani's letter has been filed as an exhibit to this Current Report on Form 8-K.

(b)          Engagement of Daszkal Bolton, LLP

(i)          Effective June 5, 2012, the Company engaged Daszkal Bolton LLP (“Daszkal”) as the Company’s independent registered public accounting firm. The engagement was approved by the Company’s board of directors.

(ii)         In connection with the Company’s appointment of Daszkal as the Company’s principal registered accounting firm at this time, the Company has not consulted Daszkal on any matter relating to the application of accounting principles to a specific transaction, either completed or contemplated, or the type of audit opinion that might be rendered on the Company’s financial statements.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2012, the Company’s board of directors accepted the resignation of Joseph Walkowiak as the Company’s Chief Financial Officer. Mr. Walkowiak’s resignation was not the result of any disagreements with the Company regarding operations, policies, accounting practices or otherwise.

On June 6, 2012, the board of directors appointed David D. Brooks as Chief Financial Officer of the Company. Since November 2009, Mr. Brooks, a certified public accountant, has been Managing Shareholder of D. Brooks and Associates CPAs, P.A. (“Brooks and Associates”), which provides CFO and related services to businesses, including the Company, on a consulting basis. Mr. Brooks will continue to be compensated as independent contractor through Brooks and Associates. There is no written agreement in this regard.

From August 2008 through October 2009, Mr. Brooks was an audit director and consultant working with the McGladrey & Pullen, LLP, in West Palm Beach, Florida. From February 2004 through August 2008, Mr. Brooks was an auditor and consultant with Rachlin, LLP in West Palm Beach, Florida. Prior to February 2004 Mr. Brooks spent less than a year as chief financial officer of Biomass Processing Technology, Inc. in West Palm Beach, Florida and five years in public accounting with Ahearn Jasco & Company based in Pompano Beach, Florida.

Item 8.01          Other Events

The Company has appointed VStock Transfer, LLC (“VStock”) as the transfer agent for the Company’s common stock. VStock’s address is 77 Spruce Street, Suite 201, Cedarhurst, New York 11516 and its telephone number is (646) 335-0322.

Item 9.01          Financial Statements and Exhibits

(c)      Exhibits

Exhibit No.	Description

16.1	Letter from Kabani & Company, Inc., as to change in certifying accountant

SIGNATURE

Pursuant to requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2012	SKM MEDIA CORP.

	By:	/s/ Steven L. Moreno
Steven L. Moreno, Chief Executive Officer, President and Director (Principal Executive Officer)